     As filed with the Securities and Exchange Commission on March 11, 2004

                                                  Registration No. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 --------------

                               AQUA AMERICA, INC.
               (Exact name of issuer as specified in its charter)

            Pennsylvania                                 23-1702594
   (State or other jurisdiction of      (I.R.S. Employer Identification No.)
   incorporation of organization)

                             762 W. Lancaster Avenue
                               Bryn Mawr, PA 19010
                                 (610) 527-8000
                    (Address of principal executive offices)

                          1994 EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                                  ROY H. STAHL
                               AQUA AMERICA, INC.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             762 W. Lancaster Avenue
                               Bryn Mawr, PA 19010
                     (Name and address of agent for service)

                                 (610) 527-8000
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                               STEPHEN A. JANNETTA
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                           Philadelphia, PA 19103-2921
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                    Proposed Maximum       Proposed Maximum
     Title of Securities       Number of Shares    Offering Price Per     Aggregate Offering          Amount of
      to be registered         to be Registered         Share(1)               Price(1)           Registration Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.50 par value     4,375,000(2)           $21.455              $93,865,625                $11,893
=======================================================================================================================

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices of shares of Common Stock on March 10, 2003, as reported on the New York Stock Exchange.

(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

         This Registration Statement relates to the registration of an additional 4,375,000 shares (the "Shares") of Common Stock, par value $0.50, of Aqua America, Inc., formerly Philadelphia Suburban Corporation (the "Registrant"). The Shares are securities of the same class and relate to the same employee benefit plan, the 1994 Equity Compensation Plan (the "Plan"), as those shares registered on the Registrant's Registration Statements on Form S-8, previously filed with the Securities and Exchange Commission on March 8, 1994, May 18, 1994, May 7, 1997 and January 20, 1999. The earlier Registration Statements on Form S-8, Registration Nos. 033-52557, 033-53689, 333-26613 and 333-70859, are hereby incorporated by reference.

         At the 2003 Annual Meeting of Shareholders the shareholders of the Registrant approved an amendment to the Plan to increase the number of authorized shares thereunder by 3,500,000 shares. The Shares represent such previously approved shares taking into account the 5-for-4 stock split effected by the Registrant in December 2003.

         The financial statements contained in the Registrant's 2002 Annual Report to Shareholders and incorporated by reference in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference in this Registration Statement have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

           The following exhibits are filed as part of Registration Statement.


Exhibit
Number                Exhibit Description
-------
5.1          Opinion of Morgan, Lewis & Bockius LLP

23.1         Consent of PricewaterhouseCoopers LLP

23.2 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto)

24.1 Powers of Attorney (included as part of the signature page of this Registration Statement)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bryn Mawr, Pennsylvania on March 11, 2004.

                                   AQUA AMERICA, INC.



                                   By:      /s/ Nicholas DeBenedictis
                                            ------------------------------------
                                            Nicholas DeBenedictis
                                            Chairman and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roy H. Stahl, Executive Vice President, and David P. Smeltzer, Senior Vice President, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and cause to be filed any and all amendments and post-effective amendments to this Registration Statement, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                      Title                         Date


/s/ Nicholas DeBenedictis       Director, Chairman and Chief     March 11, 2004
---------------------------     Executive Officer (Principal
Nicholas DeBenedictis           Executive Officer)

/s/ David P. Smeltzer           Senior Vice President - Finance  March 11, 2004
---------------------------     and Chief Financial Officer
David P. Smeltzer               (Principal Financing and
                                Accounting Officer)

/s/ Mary C. Carroll             Director                         March 11, 2004
---------------------------
Mary C. Carroll

/s/ G. Fred DiBona              Director                         March 11, 2004
---------------------------
G. Fred DiBona, Jr.

/s/ Richard H. Glanton          Director                         March 11, 2004
---------------------------
Richard H. Glanton

/s/ Alan Hirsig                 Director                         March 11, 2004
---------------------------
Alan R. Hirsig

/s/ John F. McCaughan           Director                         March 11, 2004
---------------------------
John F. McCaughan

/s/ John E. Menario             Director                         March 11, 2004
---------------------------
John E. Menario


---------------------------     Director                         March 11, 2004
Richard L. Smoot

                               AQUA AMERICA, INC.

                                INDEX TO EXHIBITS


Exhibit
Number               Exhibit Description
-------
5.1         Opinion of Morgan, Lewis & Bockius LLP

23.1        Consent of PricewaterhouseCoopers LLP

23.2 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto)

24.1 Powers of Attorney (included as part of the signature page of this Registration Statement)